UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2025

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15420 Laguna Canyon Road, Suite 100 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2025, Mobix Labs, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a purchaser, pursuant to which the Company agreed to sell, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 3,850,000 shares (the “Shares”) of the Company’s Class A common stock, $0.00001 par value per share (the “Common Stock”) and pre-funded warrants to purchase 1,026,860 shares of Common Stock (“Pre-Funded Warrants,” and the shares issuable upon exercise thereof, the “Pre-Funded Warrant Shares”). The public offering price for each Share was $0.8202 per share and the public offering price for each Pre-Funded Warrant was $0.8201. In a concurrent private placement (together with the Registered Direct Offering, the “Offerings”), the Company offered unregistered common warrants to the purchaser (the “Common Warrants”), to purchase in the aggregate up to 4,876,860 shares of Common Stock (the “Common Warrant Shares”).

The Pre-Funded Warrants will have an exercise price of $0.0001 per share, are exercisable immediately and may be exercised at any time until exercised in full. The Common Warrants will have an exercise price of $0.8202 per share, are exercisable upon the receipt of stockholder approval and will expire five years from the date of such stockholder approval. The purchaser will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the purchaser (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants.

The gross proceeds of the Offerings are expected to be approximately $4 million, before deducting the Placement Agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offerings for working capital and other general corporate purposes. The Offerings are expected to close on or about April 7, 2025, subject to the satisfaction of customary closing conditions.

In connection with the Offerings, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”). Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the Offerings and to issue warrants (the “Placement Agent Warrants”) to the Placement Agent or its designees to purchase up to 682,760 shares of Common Stock (which represents 7.0% of the sum of the aggregate number of Shares, the Pre-Funded Warrant Shares and the Common Warrant Shares) at an exercise price of $0.8202. The Placement Agent Warrants will expire five years from the commencement of sales in the offering, and are not transferable for six months from the Closing, subject to certain exceptions under FINRA rules. Subject to certain conditions, the Company has also agreed to reimburse expenses of the Placement Agent in connection with the Offerings up to a maximum of $75,000. The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Placement Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

In the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto from the date of the Purchase Agreement until 60 days after the stockholder approval date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) from the closing date of the Offerings (the “Closing”) until August 29, 2025, subject to certain exceptions.

The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being offered by the Company pursuant to a Prospectus Supplement to the registration statement on Form S-3 (File No. 333-284351) previously filed with the Securities and Exchange Commission (the “SEC”), and declared effective by the SEC on January 24, 2025.

The Common Warrants and Placement Agent Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants are not being registered under the Securities Act, are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Pursuant to the Purchase Agreement, the Company is obligated to file a registration statement with the SEC to register the resale of the Common Warrant Shares under the Securities Act, within 45 days of the date of the Purchase Agreement and have such registration statement declared effective by the SEC within 181 days of the Closing.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement and the Placement Agency Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement, the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the Form of Placement Agency Agreement, the Form of Purchase Agreement, the Form of Common Warrant, the Form of Pre-Funded Warrant and the Form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this report and are incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, P.A. relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares is filed as Exhibit 5.1 to this report.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Warrant Amendment

The Company has also agreed to amend certain existing Series A Warrants and Series B Warrants (together the “Existing Warrants”) that were previously issued by the Company on July 24, 2024 to purchase up to an aggregate of 5,755,396 shares of Common Stock. The Series A Warrants and the Series B Warrants each have an exercise price of $1.39 per share. Pursuant to the Purchase Agreement, the Company has agreed to reduce the exercise price of the Existing Warrants to $0.8202 per share. Furthermore, the Company has also agreed to amend the Series B Warrants by extending their term to equal the greater of 15 months from the initial expiration date and three months from stockholder approval. The amended Existing Warrants will be immediately exercisable upon the receipt of stockholder approval.

Item 3.02. Unregistered Sales of Equity Securities.

As described above, the Company has agreed to issue the Common Warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Common Warrant Shares and shares of Common Stock underlying the Placement Agent Warrants pursuant to the same exemption. The description of the Common Warrants and Placement Agent Warrants under Item 1.01 of this report is incorporated by reference herein. The Form of Common Warrant and Form of Placement Agent Warrant have been filed as exhibit 4.1 and 4.3 to this report and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 4, 2025, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
5.1	Opinion of Greenberg Traurig, P.A. as to the validity of the Shares of Mobix Labs, Inc.
10.1	Form of Placement Agency Agreement
10.2	Form of Purchase Agreement
23.1	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)
99.1	Press Release dated April 4, 2025, announcing the pricing of the Offerings.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Dated: April 4, 2025	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer